U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2006

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance And Management

Item 5.02 Appointment of Principal Officers

A meeting of shareholders was held on August 9 2006, at 11:00 a.m. local time, at Conference Room, MGM Grand Hotel & Casino, 3799 Las Vegas Blvd South, Las Vegas, Nevada, 89109. The shareholders voted on the following proposals:

  Approved a 2006 Directors and Key Employees Stock Option Plan approved by the Board of Directors. The Shareholders votes cast were: For 13,185,597, Against/Withheld, 2,637,006 and 128,999 Abstained, in favor of authorizing the 2006 Directors and Key Employees Stock Option Plan approved by the Board of Directors;

  Approved Williams & Webster, P.S. as the Company's independent auditors for the coming year. The Shareholders votes cast were: For 13,185,597, Against/Withheld, 2,740,855 and 25,150 Abstained, in favor of Williams & Webster, P.S. to be appointed as Company's auditors until the next Annual Meeting;

  To elect members of the Board of Directors. The Shareholders votes cast were in favor of electing Shailen Singh, Jon Yogiyo, Terry Klassen and James Fraser as Directors of the Company to hold office until the next Annual General Meeting or until their successors are elected or appointed subject to the provisions of the Company's Bylaws and the Nevada Revised Statutes. Kim Moore was not elected as a Director.

Name	VOTES FOR	VOTES AGAINST/WITHHELD
Shailen Singh	13,185,027	2,766,575
Jon Yogiyo	13,185,027	2,766,675
Terry Klassen	13,185,027	2,766,675
Kim Moore	4,288,921	11,662,681
James Fraser	13,185,027	2,766,675

  No other business was put before the Annual Meeting.

Terry Klassen and James Fraser were new persons appointed to the Board while Jiken McKenzie and Bernard Goma elected not to stand for reelection to the Board. There have been no disagreements between the Company and Messrs. McKenzie and Goma, known to an executive officer of Coffee Pacifica, on any matter relating to Coffee Pacifica's operations, policies or practices. Messrs. McKenzie and Goma have been provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K with the SEC, and have been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether either of them agrees or disagrees with the statements made herein. There are no disagreements reported by Messrs. McKenzie and Goma. Letters from Messrs. McKenzie and Goma are filed as an exhibit to this form 8-K.

Mr. Terry Klassen

Mr. Klassen is the Company's Chief Executive Officer. Mr. Klassen initially joined the Company on June 1, 2005, as the Vice President Coffee Sales. Mr. Klassen is responsible for the day-to-day management and operation of Coffee Pacifica's business affairs, including the marketing and sales of green bean coffee in the United States, Canada and Europe. Mr. Klassen has held numerous senior management positions, including President of Coffee Butlers LLC, September 2003, Vice President Western Sales with UsRefresh Coffee and Vending July 1998 and since October 2001 Mr. Klassen has served as a director of Ebony Coffee and Vogue International Coffee Products Broker Inc.

Mr. James K. Fraser

Mr. Fraser is a Barrister and Solicitor in British Columbia, Canada since 1984 and has served as a Director of several non-profit organizations in Canada and Switzerland, including
DanceSport BC, Vancouver, B.C. Board of Directors,1982-86, 1987-97,Vice-President, 1989-92, President, 1992-5, 1996-7, Chair, SnowBall Classic IDSF International Open Committee, 1995-96, Member, Canadian Closed Championships Committee, 1985 and 1993, Canadian Amateur DanceSport Association, Toronto, Ontario, Board of Directors,1985-6, 1989-90, 1992-2005 (2 years as Treasurer, 8 years as President), Mr. Fraser's administration included presiding over the successful production of an IDSF World DanceSport Championship in Vancouver, International DanceSport Federation, Lausanne, Switzerland, IDSF Presidium (i.e. Board of Directors) 1998-present, Chair, IDSF Legal Commission, 1998-present , IDSF Legal Liaison With International Olympic Committee (IOC), Lausanne, Switzerland, Chair, IDSF Statutes Review Commission, 1998-2004,Chair, IDSF Internet Commission, 2002-2003,Chair, IDSF Festivals Commission, 2002-2004,Chair, Anti-Doping Commission, 2001-2003, Member, Anti-Doping Commission, 2001-2004, 2005-present, IDSF World Anti-Doping Representative, 2001-present, Sharing Our Future Foundation, Burnaby, B.C., Director, 1990-2000 (Fundraising foundation of the Burnaby Association for the Mentally Handicapped), Roy Hamlyn Foundation, Vancouver, B.C., Director, 1997-present (Fundraising foundation for Ballroom Dancing in Vancouver),  DanceSport Vancouver Inc., Founder and Director, 2002-present (private company), Wills & Trusts Subsection, Canadian Bar Association, Vancouver (5 years on Executive Committee, including posts of Secretary, Treasurer, Vice-Chair, Chair and Past Chair). Mr. Fraser's current memberships include member of Canadian Bar Association, Canadian Olympic Committee, DanceSport B.C., Institute of Directors (United Kingdom), Law Society of British Columbia, National Trust (United Kingdom), Rotary Club of Burnaby-Metrotown, Roy Hamlyn Foundation, Vancouver Art Gallery, Vancouver Bach Choir, Vancouver Civic Non-Partisan Association, Vancouver Club, Vancouver Historical Society and Vancouver Institute.

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors. There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Terry Klassen and James Fraser had or are to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: September 20, 2006 ________                                                                    _ "SHAILEN SINGH" ____

Shailen Singh, President